                                                                      Exhibit 14


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-115884) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 24, 2006, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 1, 2006, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance.

                                                         /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 10, 2006